As filed with the Securities and Exchange Commission on June 13, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lorillard, Inc.	Lorillard Tobacco Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	13-1911176	Delaware	13-3518571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(336) 335-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald S. Milstein, Esq.

Executive Vice President, Legal and External Affairs, General Counsel and Secretary Lorillard, Inc.

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(336) 335-7718

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan I. Mark, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005-1702

(212) 701-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities, Preferred Stock, Common Stock, Warrants, Guarantees of Debt Securities(2)

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fees.
(2)	Guarantees of Lorillard, Inc. may be issued from time to time in connection with debt securities. No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) with respect to the guarantees being registered.

PROSPECTUS

Lorillard, Inc.

Debt Securities, Preferred Stock, Common Stock, Warrants and

Guarantees of Debt Securities

Lorillard Tobacco Company

Debt Securities

From time to time, Lorillard, Inc. may offer and sell debt securities, preferred stock, common stock, warrants and may guarantee Lorillard Tobacco Company’s debt securities, together, or separately, in amounts, at prices and on terms described in one or more supplements to this prospectus. Lorillard Tobacco Company, a wholly owned subsidiary of Lorillard, Inc., may offer and sell debt securities in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used in resales by selling securityholders. Lorillard, Inc., Lorillard Tobacco and any of their respective affiliates may also use this prospectus in a remarketing or other resale transaction involving the securities after their initial sale.

This prospectus describes general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer our securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.

We may offer and sell these securities on a continuous or delayed basis directly, to or through agents, dealers, underwriters or directly to purchasers, as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our respective securities also will be set forth in the applicable prospectus supplement.

Lorillard, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “LO.”

Investing in our securities involves risks. See the “Risk Factors” beginning on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “Commission” or the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities identified in this prospectus. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in the prospectus, you should rely on information set forth in the prospectus supplement. The rules of the Commission allow Lorillard to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The information is further described under the heading “Information Incorporated by Reference.”

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, references to “Lorillard,” “we,” “us” and “our” refer to Lorillard, Inc., a Delaware corporation, and its subsidiaries. “Lorillard, Inc.” refers solely to the parent company and “Lorillard Tobacco” refers solely to Lorillard Tobacco Company, the principal subsidiary of Lorillard, Inc.

FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us, which may be provided by our management team are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team, which could cause actual results to differ materially from those anticipated or projected. These risks and uncertainties include, among others:

•	the possibility of restrictions or bans on the use of certain ingredients, including menthol, in cigarettes, or the use of certain flavor descriptors in the marketing of cigarettes;

•	health concerns, claims and regulations, including regulations promulgated by the Food and Drug Administration, relating to the use of tobacco products and exposure to environmental tobacco smoke;

•	the outcome of pending or future litigation, including risks associated with judicial rulings and jury verdicts, including our ability to obtain surety bonds with regard to adverse judgments;

•	legislation, including actual and potential federal and state excise tax increases, and the effects of tobacco litigation settlements on pricing and consumption rates;

•	continued intense competition from other cigarette manufacturers, including significant levels of promotional activities and the presence of a sizable deep discount category;

•	the continuing decline in volume in the domestic cigarette industry;

•	the increasing restrictions on the marketing and use of cigarettes through governmental regulation and privately imposed smoking restrictions;

•	general economic and business conditions;

•	changes in financial markets (such as interest rate, credit, currency, commodities and equities markets) or in the value of specific investments;

•

potential changes in accounting policies by the Financial Accounting Standards Board, the SEC or regulatory agencies for the industry in which we participate that may cause us to revise our financial accounting and/or disclosures in the future, and which may change the way analysts measure our business or financial performance;

•	the risk of fire, violent weather or other disasters adversely affecting our production, storage and other facilities;

•	changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in our cigarettes;

•	reliance on a limited number of suppliers for certain raw materials;

•	our ability to attract and retain the best talent to implement our strategies as a result of the decreasing social acceptance of cigarettes; and

•	the availability of financing upon favorable terms, the results of our financing efforts and the impact of any breach of a debt covenant or a credit rating downgrade.

Adverse developments in any of these factors, as well as the risks and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Environment” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 which are incorporated herein by reference, could cause our results to differ materially from results that have been or may be anticipated or projected. Forward-looking statements speak only as of the date of this prospectus and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is or may be based.

OUR COMPANY

Lorillard is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard is the oldest continuously operating tobacco company in the United States. Newport, our flagship premium cigarette brand is the top selling menthol and second largest selling cigarette brand overall in the United States based on gross units sold in the full year 2011 and in the first three months of 2012. The Newport brand, which now includes our Newport Non-Menthol product offerings, accounted for approximately 88.4% and 85.7% of our net sales for the fiscal year ended December 31, 2011 and the three months ended March 31, 2012, respectively. In addition to the Newport brand, our cigarette product line has four additional brand families marketed under the Kent, True, Maverick and Old Gold brand names. These five brands include 43 different product offerings which vary in price, taste, flavor, length and packaging. In the United States and certain U.S. possessions and territories, we shipped 40.7 billion cigarettes in the full year 2011 and 9.4 billion cigarettes in the first three months of 2012. We sold our major trademarks outside of the United States in 1977. In April 2012, we acquired the assets of blu ecigs®, the leading electronic cigarette company in the U.S. We manufacture all of our cigarette products at our Greensboro, North Carolina facility.

We produce cigarettes for both the premium and discount segments of the domestic cigarette market. We do not compete in a subcategory of the discount segment that we identify as the deep discount segment. Premium brands are well known, established brands marketed at higher retail prices. Discount brands are generally less well recognized brands marketed at lower retail prices. We define the deep discount subcategory to include brands sold at the lowest retail prices. Deep discount cigarettes are typically manufactured by smaller companies, relative to us and other major U.S. manufacturers, many of which have no, or significantly lower, payment obligations under the State Settlement Agreements, consisting of the Master Settlement Agreement among major tobacco manufacturers and 46 states and various other governments and jurisdictions (the “MSA”) and the settlements of similar claims brought by Mississippi, Florida, Texas and Minnesota (the “Initial State Settlements”).

Our principal executive offices are located at 714 Green Valley Road, Greensboro, NC 27408, our telephone number is (336) 335-7000, and our website is www.lorillard.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

Lorillard, Inc. may offer from time to time under this prospectus, separately or together:

•	debt securities,

•	common stock,

•	preferred stock,

•	warrants to purchase debt securities, common stock or preferred stock, and

•	guarantees of Lorillard Tobacco’s debt securities.

Lorillard Tobacco may offer from time to time under this prospectus debt securities.

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the Commission that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any of the securities described in this prospectus as set forth in the applicable prospectus supplement.

LORILLARD, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are incorporated herein by reference, in June 2011, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2011-05 “Comprehensive Income (Topic 220): Presentation of Comprehensive Income.” Effective January 1, 2012, Lorillard adopted ASU No. 2011-05, which revises the manner in which entities present comprehensive income in their financial statements. The adoption of this update did not have a material impact on Lorillard’s financial position or results of operations but resulted in the presentation of a separate statement of other comprehensive income. The following financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

	Year Ended December 31,
(In millions)	2011	2010	2009
Net income	$1,116	$1,029	$948
Other comprehensive (loss)/income, net of tax:
Defined benefit retirement plan (losses) gains, net of tax benefit (expense) of $64, $(6) and $(20)	(119)	12	37

Other comprehensive income	(119)	12	37

Comprehensive income	$997	$1,041	$985

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Three Months Ended March 31, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratios of earnings to fixed charges(a)	10.1x	15.2x	18.4x	57.3x	N/M(b)	N/M(b)

(a)	Lorillard includes interest relating to uncertain tax positions in interest expense and therefore such amounts are included in fixed charges in the computation. The Company’s interest expense relating to its outstanding interest-bearing indebtedness was $39 million for the three months ended March 31, 2012 and $125 million, $94 million and $27 million for the years ended December 31, 2011, 2010 and 2009, respectively. For the three months ended March 31, 2012 and for the years ended December 31, 2011, 2010 and 2009, the Company had no preferred stock outstanding. For the years ended December 31, 2008 and 2007, the Company had no interest-bearing indebtedness or preferred stock outstanding. These amounts are compared to pre-tax earnings of $354 million, $1,770 million, $1,635 million, $1,519 million, $1,434 million and $1,383 million for the respective periods.

(b)	N/M – Not Meaningful

For the purpose of computing the above ratios, earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus fixed charges. Fixed charges consist of interest expense, net of interest rate swaps, on a pre-tax basis.

Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented and is not disclosed separately.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be Lorillard, Inc.’s or Lorillard Tobacco’s direct unsecured unsubordinated obligations, as applicable. The debt securities will be issued in one or more series under an indenture, dated as of a date on or prior to the issuance of the debt securities to which it relates. In the case of Lorillard, Inc.’s debt securities, the debt securities will be issued pursuant to an indenture between Lorillard, Inc. and a trustee qualified under the Trust Indenture Act of 1939. In the case of Lorillard Tobacco’s debt securities, the debt securities will be issued pursuant to a base indenture among Lorillard Tobacco, Lorillard, Inc. and The Bank of New York Mellon Trust Company, as the trustee qualified under the Trust Indenture Act of 1939. In each case, the terms of the series of debt securities to be issued will be set forth in a supplemental indenture.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. Other than the differences in date and parties discussed above, the two indentures are substantially identical and the description below is applicable to each indenture. This description is qualified in all respects by reference to the actual text of the indenture. For your reference, in the summary that follows, we have included references to section numbers of the indenture so that you can more easily locate these provisions. In cases where portions of the summary are taken from more than one section of the indenture, we have referred only to the section of the indenture that is principally applicable to that part of the summary. A copy of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, or the Trust Indenture Act, certain terms of which are made part of the indenture by reference.

The material financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Capitalized terms used below are defined under “Defined Terms.” In this “Description of Debt Securities” section, references to the “Issuer” refers only to Lorillard, Inc. or Lorillard Tobacco Company, as applicable as an issuer of the debt securities, and not Lorillard Tobacco’s or Lorillard, Inc.’s subsidiaries.

General

The debt securities will rank equally with all of the Issuer’s other unsecured and unsubordinated debt. The indenture does not limit the amount of debt the Issuer may issue under the indenture and provides that additional debt securities may be issued up to the aggregate principal amount authorized by a board resolution. In addition, the indenture does not limit the Issuer’s ability or the ability of the Issuer’s subsidiaries to incur additional debt. The Issuer may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount or at a premium.

The Issuer may, without the consent of the holders of the applicable series of debt securities, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price and issue date. Any additional debt securities having such similar terms will constitute a single series of debt securities under the indenture together with the debt securities of such series previously issued.

The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the debt securities will bear interest:

•	the interest rate or rates;

•	the date or dates from which any interest will accrue;

•	the interest payment dates for the debt securities; and

•	the regular record date for any interest payable;

or, in each case, their method of determination;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms on which any of the debt securities may be redeemed, in whole or in part at the Issuer’s option, and any remarketing arrangements;

•

the terms on which the Issuer would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

•	if denominations other than $2,000 or any integral multiple of $1,000, the denominations in which the debt securities will be issued;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their entire principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

•	any trustees, paying agents, transfer agents, registrars, depositaries or similar agents with respect to the debt securities;

•	currency or currency units in which the debt securities will be denominated and payable, if other than U.S. dollars;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global debt securities and, if so, the depositary, if any, for the global debt securities, whether permanent or temporary (including the circumstances under which any temporary global debt securities may be exchanged for definitive debt securities);

•	whether the debt securities will be convertible or exchangeable into other of our or another company’s securities and the terms and conditions of any such conversion or exchange;

•	whether debt securities of Lorillard Tobacco will be entitled to the benefits of any guarantee of Lorillard, Inc., and if so, the terms and conditions of such guarantee;

•

any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

•	the form of the debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described under the heading “Defeasance”;

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture; and

•	any other specific terms of the debt securities. (Section 301)

The Issuer may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the debt securities and the rate at which and the date from which discount will accrete.

The Issuer may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by the Issuer, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in the prospectus supplement.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus. (Section 301)

Guarantee

In the case of Lorillard Tobacco’s debt securities, if the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of the guarantee by Lorillard, Inc., payment of the principal, premium, if any, and interest on those debt securities will be guaranteed by Lorillard, Inc. See “Description of Guarantees of Debt Securities” below.

Consolidation, Merger or Sale

Under the indenture, the Issuer and, in the case of Lorillard Tobacco’s debt securities, Lorillard, Inc. may not consolidate with or merge into any other corporation or convey or transfer our respective properties and assets substantially as an entirety to any person unless:

•

the entity formed by such consolidation or into which Lorillard Tobacco or Lorillard, Inc., as applicable, are merged or the person which acquires by conveyance or transfer Lorillard Tobacco or Lorillard, Inc.’s, as applicable, properties and assets substantially as an entirety is a corporation, or in the case of Lorillard Tobacco Company is a corporation, limited liability company or limited partnership or other business entity, organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, payment of the principal of and any premium and interest (including any additional amounts payable) on all the debt securities and the performance of every covenant of the indenture, or the guarantee of any series of debt securities, on the part of Lorillard Tobacco or Lorillard, Inc., as the case may be, to be performed;

•

after giving effect to the transaction, no Event of Default with respect to any series of debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

•

the successor entity assuming the debt securities agrees, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States federal estate tax paid solely as a result of such assumption in respect of debt securities held by individuals who are not citizens or residents of the United States at the time of their death; and

•

Lorillard Tobacco or Lorillard, Inc., as the case may be, deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions. (Section 801)

The successor entity will assume all of Lorillard Tobacco or Lorillard, Inc.’s, as applicable, obligations under the indenture and, in the case of Lorillard, Inc., any guarantee agreement relating to any outstanding debt securities that are entitled to the benefits of any guarantee of Lorillard, Inc., as if such successor were an original party to the indenture or such guarantee. After assuming such obligations, the successor entity will have all of our or Lorillard, Inc.’s, as applicable, rights and powers under the indenture or such guarantee. (Section 802)

Waivers under the Indenture

Under the indenture, the holders of more than 50% in principal amount of the outstanding debt securities of any particular series, may on behalf of the holders of all the debt securities of that series:

•	waive the Issuer’s compliance with certain covenants of the indenture; and (Section 1009)

•	waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; and

•

a default with respect to a covenant or provision of the indenture which itself cannot be modified or amended without the consent of the holder of each affected debt security of that series. (Section 513)

Events of Default

When we use the term “Event of Default” in the indenture with respect to a particular series of debt securities, we mean any of the following:

•	the Issuer fails to pay any installment of interest on any debt security of that series for 30 days after payment was due;

•	the Issuer fails to make payment of the principal of, or any premium on, any debt security of that series when due;

•	the Issuer fails to make any sinking fund payment when due with respect to debt securities of that series;

•

the Issuer fails to perform, or breaches, any other covenant or warranty in respect of any debt security of that series contained in the indenture or in such debt securities or in the applicable board resolution under which such series is issued and this failure or breach continues for 90 days after the Issuer receives written notice of it from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	the Issuer or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Issuer; or

•	any other event of default that may be specified for the debt securities of the series or in the board resolution with respect to the debt securities of that series. (Section 501)

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the indenture. A default under the Issuer’s other indebtedness will not be a default under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or any premium or interest, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving the Issuer’s bankruptcy, insolvency or reorganization), either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may require the Issuer upon notice in writing to the Issuer, to repay immediately the entire principal (or, in the case of (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs which involves the Issuer’s bankruptcy, insolvency or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities and accrued interest on all debt securities of each series then outstanding will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of more than 50% of the principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity reasonably satisfactory to the trustee. (Section 507) The holders of more than 50% of the principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

The indenture requires the Issuer to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of the Issuer’s activities during such year and performance under the indenture; and

•	to the best of his or her knowledge, based on the review, the Issuer complied with all conditions and covenants of the indenture. (Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the indenture requires the Issuer to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency or currency unit. (Section 515)

Notwithstanding the foregoing, the indenture provides that, to the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the indenture will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for holders of each series of debt securities with respect to which the Issuer elects to pay additional interest to receive additional interest on the debt securities of that particular series at an annual rate equal to 0.25% of the principal amount of the debt securities of such series. If the Issuer so elects, this additional interest will accrue on all outstanding debt securities with respect to which we elect to pay additional interest from and including the date on which the Event of Default relating to the failure to comply with the reporting obligations in the indenture first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default is cured or waived by holders as provided above). On such 120th day (or earlier, if the Event of Default relating to the reporting obligations under the indenture is cured or waived by holders as provided above prior to such 120th day), the additional interest will cease to accrue and, if the Event of Default relating to reporting obligations under the indenture has not been cured or waived prior to such 120th day, the debt securities will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of debt securities in the event of the occurrence of any other Event of Default. If the Issuer does not elect to pay the additional interest upon an Event of Default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest on the debt securities in accordance with the immediately preceding paragraph, the Issuer must notify all holders of debt securities of such series and the trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs. (Section 502)

Payment and Transfer

The Issuer will pay the principal of, and any premium and interest on, debt securities at the place or places that the Issuer will designate for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that the Issuer will specify in accordance with the indenture. The Issuer will pay the principal of, and any premium on, debt securities only against surrender of those debt securities. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 307)

Restrictive Covenants

The indenture includes the following restrictive covenants:

Limitations on Liens

The indenture limits the amount of liens that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities and, in the case of liens upon any Principal Facility owned or leased by Lorillard, Inc., if Lorillard, Inc., is a guarantor of debt securities, then Lorillard, Inc. will secure the guarantee of the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

•

in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by

•	virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

•	liens existing on the date of the indenture;

•

liens on property or shares of capital stock existing at the time we or any of our Subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

•

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing three bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property).

The applicable prospectus supplement may include terms that add to, remove from or replace the foregoing.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our Subsidiaries of any Principal Facility is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of nonsubordinated indebtedness for money borrowed with more than one year stated maturity, including our debt securities. The applicable prospectus supplement may include terms that add to, remove from or replace the foregoing. (Section 1008)

There are no other restrictive covenants in the indenture. The indenture does not require us to maintain any financial ratios, minimum levels of net worth or liquidity or restrict the incurrence of indebtedness, the makeup of asset sales, the payment of dividends, the making of other distributions on our capital stock or the redemption or purchase of our capital stock. Moreover, the indenture does not contain any provision requiring us to repurchase or redeem any debt securities or debt warrants or modify the terms thereof or afford the holders thereof any other protection in the event of our change of control, any highly leveraged transaction or any other event involving us that may materially adversely affect our creditworthiness or the value of the debt securities or any warrants convertible into or exercisable for debt securities.

Defined Terms

We define “Consolidated Capitalization” as the total of all the assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet, and (b) deferred income tax liabilities appearing on such consolidated balance sheet. (Section 101)

We define “Principal Facility” as any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production and located in the United States, owned or leased pursuant to a capital lease by us or any Subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization. (Section 1007)

We define a “Sale and Leaseback Transaction” as the sale or transfer of a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any Subsidiary will be discontinued on or before the expiration of such period. (Section 1008)

We define “Subsidiaries” as any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees (without regard to the occurrence of any contingency) thereof is at the time, directly or indirectly, owned or controlled by us or by one or more Subsidiaries or by us and one or more Subsidiaries. (Section 101)

Global Securities

The Issuer may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

The Issuer may issue the global securities in either temporary or permanent form. The Issuer will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. The Issuer anticipates that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if the Issuer has offered or sold the debt securities either directly or through agents, the Issuer or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither the Issuer nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. (Section 308)

The Issuer expects that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. The Issuer also expects that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies the Issuer that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	the Issuer delivers to the trustee for securities of such series in registered form a company order stating that the securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

You may transfer or exchange certificated debt securities at any office that the Issuer maintains for this purpose in accordance with the terms of the indenture. The Issuer will not charge a service fee for any transfer or exchange of certificated debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that the Issuer is required to pay in connection with a transfer or exchange. (Section 305)

Registration of Transfer

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the Issuer or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

The Issuer is not required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the debt securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Exchange

At your option, you may exchange your debt securities of any series, except a global security, for an equal principal amount of other debt securities of the same series having authorized denominations upon surrender to our designated agent.

The Issuer may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive form. In this case, the Issuer will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive form, in which case the Issuer will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, the Issuer will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Legal Defeasance

Unless otherwise specified in the prospectus supplement, the Issuer can legally release itself from all of its obligations, with certain limited exceptions, on any series of debt securities. This is called legal defeasance. In order to achieve legal defeasance:

•

The Issuer must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

the Issuer has delivered to the trustee an opinion of counsel confirming that (1) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the issuance date of the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fourth bullet point under “— Events of Default” shall have occurred and be continuing on the 91st day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the legal defeasance have been complied with.

Covenant Defeasance

Unless specified in the prospectus supplement, the Issuer can make the same type of deposit described above under “— Defeasance — Legal Defeasance” and be released from the restrictive covenants on any series of debt securities. This is called covenant defeasance. In order to achieve covenant defeasance:

•

the Issuer must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

the Issuer has delivered to the trustee an opinion of counsel confirming that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fourth bullet point under “— Events of Default” shall have occurred and be continuing on the 91st day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the covenant defeasance have been complied with.

If the Issuer accomplishes covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•	the Issuers promises previously described under “— Restrictive Covenants — Limitation on Liens;”

•	the Issuers promises previously described under “— Restrictive Covenants — Sale and Leaseback Transactions;”

•	the events of default relating to breach of such covenants, described under “— Events of Default;” and

•	certain other covenants applicable to the series of debt securities and described in the prospectus supplement. (Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to the Issuer at the Issuer’s request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to the Issuer and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, the Issuer, Lorillard, Inc., if it is a guarantor of the debt securities, and the trustee may supplement the indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•

reflect that another entity has succeeded Lorillard Tobacco or Lorillard, Inc., as applicable, and assumed Lorillard Tobacco or Lorillard, Inc.’s covenants and obligations under the debt securities and the indenture and, in the case of Lorillard, Inc., any guarantee in respect of the debt securities;

•

cure any ambiguity or inconsistency in the indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	establish the form and terms of any series of debt securities as provided in the indenture;

•

add to Lorillard Tobacco’s or Lorillard, Inc.’s covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee;

•

reflect the release of Lorillard, Inc. with respect to its guarantee of any series of Lorillard Tobacco’s debt securities under the terms of the indenture and the provisions of the applicable guarantee agreement; or

•	modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to that Act. (Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of more than 50% in aggregate principal amount of the debt securities of each series then outstanding that would be affected by a modification of the indenture, the indenture permits the Issuer, Lorillard, Inc., if it is a guarantor of the debt securities, and the trustee to supplement the indenture or modify in any way the terms of the indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, the Issuer, Lorillard, Inc., if it is a guarantor of the debt securities, and the trustee may not:

•	modify the maturity date of, or any installment of principal or interest on, any debt security, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•

in the case of any debt securities that are entitled to the benefits of any guarantee of Lorillard, Inc., release Lorillard, Inc. from any of its obligations under such guarantee otherwise than in accordance with the terms of the indenture and the applicable guarantee agreement;

•	reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the indenture;

•

reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by the Issuer, or the time when the redemption, repayment or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

•	reduce the percentage in principal amount of the outstanding debt securities required to supplement the indenture or to waive any of its provisions. (Section 902)

A supplemental indenture that modifies or eliminates a provision that has been included solely for the benefit of the holders of one or more series of debt securities will not affect the rights under the indenture of holders of other series of debt securities.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. The Issuer must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP or ISIN number of the debt securities being redeemed;

•	in the case of partial redemption, the principal amount being redeemed;

•	whether the redemption is pursuant to a sinking fund; and

•	that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue. (Section 1104)

On or before any redemption date, the Issuer will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, the Issuer may select the particular series to be redeemed; if less than all the debt securities of a series are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair and appropriate. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

A trustee will be named under each indenture to act in such capacity in connection with each series of debt securities.

Governing Law

The laws of the State of New York govern the indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Lorillard, Inc. may issue guarantees with respect to the debt securities of Lorillard Tobacco. Any guarantees will be issued under the indenture and a guarantee agreement to be entered into by Lorillard, Inc. in favor of the trustee. A form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of certain provisions of the guarantee follows. The guarantee agreement reflecting the terms and provisions of a particular guarantee of a series of debt securities will be filed with the SEC in connection with the offering. See “Where You Can Find More Information” for information on how to obtain copies of any form of guarantee agreement that has been filed. You should read the more detailed provisions of the indenture and the guarantee agreement and any additional terms relating to the particular series of debt securities to which the guarantee relates, which will be described in detail in the applicable prospectus supplement, for additional information before you buy guaranteed debt securities.

General

Any guarantees issued under this prospectus for the benefit of holders of the underlying debt securities will include the following terms and conditions, plus any additional terms as specified in the accompanying prospectus supplement.

The guarantees will provide that Lorillard, Inc. will unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the underlying debt securities (which we refer to as “obligations”), according to the terms of the debt securities and as more fully described in the indenture.

Subject to the termination, release and amendment provisions described below, the liability of Lorillard, Inc. under the Lorillard, Inc. guarantees shall be absolute and unconditional irrespective of:

•	any lack of validity, enforceability or genuineness of any provision of the indenture, the debt securities or any other agreement or instrument relating thereto;

•	any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to departure from the indenture;

•	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations; or

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, Lorillard, Inc. or Lorillard Tobacco.

The obligations of Lorillard, Inc. under its guarantee of the debt securities will be limited to the maximum amount as will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Lorillard, Inc. that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the guarantee, result in Lorillard, Inc.’s obligations under the guarantee constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

An Event of Default with respect to the underlying debt securities will constitute an event of default under the indenture and the applicable guarantee agreement, and will entitle the holders of guaranteed debt securities or the trustee to accelerate the obligations of Lorillard, Inc. under the indenture and the applicable guarantee agreement in the same manner and to the same extent as Lorillard Tobacco’s obligations under the indenture.

Termination

Lorillard, Inc. will be unconditionally released and discharged from the obligations under the guarantee upon the earliest to occur of:

•	the date, if any, on which Lorillard, Inc. consolidates with or merges into Lorillard Tobacco or any successor to Lorillard Tobacco;

•	the date, if any, on which Lorillard Tobacco or any successor to it consolidates with or merges into Lorillard, Inc.; or

•	payment in full of the obligations.

Amendment

Except as provided above under “Description of Debt Securities — Supplemental Indentures Requiring Consent of Holders” above, Lorillard, Inc. may amend the guarantee at any time for any purpose without the consent of the trustee or any holder of debt securities entitled to the benefits of Lorillard, Inc.’s guarantee. If such amendment adversely affects the rights of any holder of a series of debt securities entitled to the benefits of the guarantee, the prior written consent of the trustee, acting on the written direction of the holders of more than 50% in aggregate principal amount of such series of debt securities, will be required. If such amendment adversely affects the rights of the trustee, the prior written consent of the trustee will be required.

DESCRIPTION OF LORILLARD, INC.’S CAPITAL STOCK

The provisions of Lorillard, Inc.’s certificate of incorporation and bylaws and relevant sections of the Delaware General Corporation Law, subsequently referred to as the DGCL, are summarized below. The following summary is qualified in its entirety by the provisions of Lorillard, Inc.’s certificate of incorporation and bylaws and is subject to the applicable provisions of the DGCL. As used in this Description of Lorillard, Inc.’s Capital Stock, references to “Lorillard” mean Lorillard, Inc., a Delaware corporation, and do not include its subsidiaries.

Authorized Capital Stock

Lorillard’s authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Holders of Lorillard common stock are entitled to one vote per share on all matters submitted to a vote of shareholders.

Common Stock

Upon the liquidation, dissolution or winding up of Lorillard, the holders of its common stock are entitled to receive their ratable share of the net assets of Lorillard available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock.

Holders of Lorillard’s common stock have no preemptive or subscription rights. The outstanding shares of common stock are fully paid and non-assessable.

Lorillard’s common stock is listed on the New York Stock Exchange under the symbol “LO.” The Transfer Agent and Registrar for Lorillard common stock is Computershare.

Preferred Stock

Lorillard’s Board of Directors has the authority, without any further vote or action by the shareholders, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Lorillard’s Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and Lorillard’s Board of Directors has no present intention to issue any shares of preferred stock.

As of the date of this prospectus, no preferred stock has been issued by Lorillard, Inc.

Terms of Class or Series Determined by Board of Directors

To the extent permitted by the DGCL, Lorillard’s Board of Directors may, without shareholder approval:

•	classify any unissued shares of Lorillard’s capital stock into one or more classes or into one or more series within a class;

•	reclassify any unissued shares of any class of Lorillard’s capital stock into one or more classes or into one or more series within one or more classes; or

•	reclassify any unissued shares of any series of any class of Lorillard’s capital stock into one or more classes or into one or more series within a class.

Anti-Takeover Effects of Provisions of Lorillard’s Certificate of Incorporation and Bylaws, and of Delaware Law

Rights of Lorillard shareholders and related matters are governed by the DGCL, Lorillard’s certificate of incorporation and bylaws, certain provisions of which may discourage or make more difficult a takeover attempt that a Lorillard shareholder might consider in his or her best interest by means of a tender offer or proxy contest or removal of Lorillard’s incumbent officers and directors. These provisions may also adversely affect prevailing market prices for Lorillard common stock. However, Lorillard believes that the benefits of increased protection give it the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure it and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Classified Board of Directors

The current composition of Lorillard’s Board of Directors provides for a board of directors divided into three classes with each class elected every three years. At the annual meeting of shareholders held on May 17, 2012, Lorillard’s shareholders voted on a non-binding advisory proposal jointly made by two shareholders urging Lorillard to facilitate the declassification of the Board of Directors. The proposal received an affirmative vote of more than 97% of the shareholders voting. In light of that response, at the annual meeting of shareholders for 2013, Lorillard intends to seek amendments of its Amended and Restated Certificate of Incorporation in order to phase in the declassification of the Board of Directors over a two year period, beginning with the election of directors at the annual meeting of shareholders for 2013. The amendments to the Amended and Restated Certificate of Incorporation would require the approval of both the Board of Directors and a vote of at least 80% of the voting power of the shares of Lorillard common stock outstanding and eligible to vote. The details of such amendments and how the declassification of the Board would be effected will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Lorillard’s annual meeting of shareholders for 2013. If the requisite shareholder vote is not received, then the required amendments to the Amended and Restated Certificate of Incorporation would not be made and the Board would not be declassified. In that event, Lorillard would consider whether to re-propose the needed amendments at a future annual meeting of shareholders.

Shareholder Action by Written Consent; Special Meetings

Lorillard’s certificate of incorporation does not permit shareholders to take action by written consent of holders in lieu of an annual or special meeting. Shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

Lorillard’s certificate of incorporation and bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board of directors;

•	the chief executive officer;

•	the president; and

•	the secretary.

Advance Notice Requirements For Shareholder Proposals Related To Director Nominations

Lorillard’s bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received by Lorillard’s corporate secretary, in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Shareholder nominations for the election of directors at a special meeting, at which directors are elected, must be received by Lorillard’s corporate secretary no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

A shareholder’s notice to Lorillard’s corporate secretary must be in proper written form and must set forth some information related to the shareholder giving the notice, including:

•	the name and record address of that shareholder;

•	the class and series and number of shares of each class and series of Lorillard’s capital stock which are owned beneficially or of record by that shareholder;

•	a description of all arrangements or understandings between that shareholder and any other person in connection with the nomination and any material interest of that shareholder in the nomination; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that nomination before the meeting;

and, as to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business and residence addresses, and the principal occupation and employment of the person;

•	the class and series and number of shares of each class and series of Lorillard’s capital stock which are owned beneficially or of record by the person; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended.

Advance Notice Requirements For Other Shareholder Proposals

Lorillard’s bylaws contain advance notice procedures with regard to shareholder proposals not related to nominations. These notice procedures, in the case of an annual meeting of shareholders, mirror the notice requirements for shareholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by Lorillard’s corporate secretary.

A shareholder’s notice to Lorillard’s corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the name and record address of that shareholder;

•	the class and series and number of shares of each class and series of Lorillard’s capital stock which are owned beneficially or of record by that shareholder;

•

a description of all arrangements or understandings between that shareholder and any other person in connection with the proposal of that business and any material interest of that shareholder in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Anti-Takeover Legislation

As a Delaware corporation, Lorillard will be subject to the restrictions under Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•

Upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (1) shares owned by persons who are directors and also officers of the corporation and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

In this context, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested shareholder status owned, 15% or more of a corporation’s outstanding voting securities.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. Lorillard has not elected to “opt out” of Section 203. However, following this offering and subject to certain restrictions, Lorillard may elect to “opt out” of Section 203 by an amendment to its certificate of incorporation.

Undesignated Preferred Stock

The authority possessed by Lorillard’s Board of Directors to issue preferred stock with voting or other rights or preferences could potentially be used to discourage attempts by third parties to obtain control of Lorillard through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The provision in Lorillard’s certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of its management.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or attached to or separate from such securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include one or more of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date (if any) on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through one or more agents or through a combination of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any material relationship we may have with an underwriter, dealer or agent, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the particular securities offered in such prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined in a manner specified in the applicable prospectus supplement. The securities may be sold through a rights offering, forward contract or similar arrangement. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities during the period that such activities are ongoing may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In addition, we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and the plan of distribution for such securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, agents, dealers or remarketing firms, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Lorillard, Inc.’s consolidated financial statements appearing in its Annual Report on Form 10-K for the year ended December 31, 2011 (including the financial statement schedule appearing therein), and the effectiveness of Lorillard, Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are listed on the New York Stock Exchange under the symbol “LO.” We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and are also available free of charge on our website under the tabs “Investor Relations — Financial Reporting — SEC Filings” as soon as reasonably practicable after such filings are electronically filed with the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation and nominating and corporate governance committees of our Board of Directors are also available on our website, www.lorillard.com, under the tabs “Investor Relations — Governance” and printed copies are available upon request. The information contained on our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the SEC.

Investors may also read and copy any materials that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Readers may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at www.sec.gov that contains our reports.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus or the applicable prospectus supplement is automatically updated and superseded if information contained in this prospectus or any applicable prospectus supplement, or information that we later file with the Commission, modifies or replaces that information. Any statement made in this prospectus or any applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished but not filed, with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 21, 2012;

•	The information responsive to part III of Form 10-K for the fiscal year ended December 31, 2011, provided in our Proxy Statement on Schedule 14A, filed on April 5, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on April 27, 2012;

•	Our Current Reports on Form 8-K and 8-K/A filed on January 9, 2012, May 8, 2012 and May 18, 2012;

•	The description of our common stock in our Registration Statement on Form 8-A filed on June 9, 2008; and

•	Our Registration Statement on Form 8-A filed on June 23, 2009.

Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and to form a part of this prospectus from the date of filing such documents. These documents may include annual, quarterly and current reports, as well as proxy statements. We are not incorporating in any case any document or information contained therein that has been “furnished” to the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to, but not filed with, the Commission.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Lorillard, Inc., Attn: Corporate Secretary, 714 Green Valley Road, Greensboro, North Carolina 27408-7018, tel. (336) 335-7000.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Commission registration fee	(1)
The New York Stock Exchange listing fees	(2)
Blue Sky fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees and expense	(2)
Rating agency fees and expenses	(2)
Trustee’s and depositary’s fees and expense	(2)
Printing, distribution and engraving fees	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees which may subsequently be payable.

(2)	These fees and expenses will be calculated in part based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time. Furthermore, not all of the listed expenses will be payable in connection with every offering. An estimate of the amount of expenses will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Each of Lorillard, Inc. and Lorillard Tobacco is a Delaware corporation. Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The certificate of incorporation and by-laws of Lorillard, Inc. and Lorillard Tobacco include provisions for the indemnification of Lorillard’s directors and officers to the fullest extent permitted by Section 145 of the DGCL. Further, Lorillard has entered into indemnification agreements with certain of its directors and officers which require it, among other things, to indemnify them against certain liabilities which may arise by reason of the directors’ or officers’ status or service as a director or officer, other than liabilities arising from bad faith or willful misconduct of a culpable nature. Each of Lorillard, Inc. and Lorillard Tobacco also maintains director and officer liability insurance.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

The certificate of incorporation of Lorillard, Inc. and Lorillard Tobacco provides that none of the directors shall be personally liable to Lorillard, Inc. and Lorillard Tobacco, as applicable, or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. The effect of this provision is to eliminate rights of Lorillard, Inc. and Lorillard Tobacco, and the rights of their respective shareholders, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate the right of Lorillard, Inc. and Lorillard Tobacco, or the right of any of their respective shareholders, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, the certificate of incorporation of Lorillard, Inc. and Lorillard Tobacco provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws.

Lorillard, Inc. has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and Lorillard’s certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of Lorillard’s indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of Lorillard, Inc. (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to Lorillard, Inc. if it is found that such indemnitee is not entitled to such indemnification under applicable law and Lorillard’s certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Lorillard pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

(a) Exhibits

The Exhibit Index filed herewith is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, as of the 13th day of June, 2012.

LORILLARD, INC.

By:	/S/ DAVID H. TAYLOR
	Name:	David H. Taylor
	Title:	Executive Vice President, Finance and Planning and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints David H. Taylor and Murray S. Kessler, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 13, 2012.

Signature	Title

/S/ MURRAY S. KESSLER Murray S. Kessler	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ DAVID H. TAYLOR David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer (Principal Financial Officer)

/S/ ANTHONY B. PETITT Anthony B. Petitt	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/S/ ROBERT C. ALMON Robert C. Almon	Director

/S/ VIRGIS W. COLBERT Virgis W. Colbert	Director

/S/ DAVID E. R. DANGOOR David E. R. Dangoor	Director

/S/ KIT D. DIETZ Kit D. Dietz	Director

Signature	Title

/S/ RICHARD W. ROEDEL Richard W. Roedel	Director

/S/ DIANE NEAL BLIXT Diane Neal Blixt	Director

/S/ ANDREW H. CARD JR. Andrew H. Card Jr.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, as of the 13th day of June, 2012.

LORILLARD TOBACCO COMPANY

By:	/S/ DAVID H. TAYLOR
	Name:	David H. Taylor
	Title:	Executive Vice President, Finance and Planning and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints David H. Taylor and Murray S. Kessler, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 13, 2012.

Signature	Title

/S/ MURRAY S. KESSLER Murray S. Kessler	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ DAVID H. TAYLOR David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer (Principal Financial Officer)

/S/ ANTHONY B. PETITT Anthony B. Petitt	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/S/ RONALD S. MILSTEIN Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Specimen certificate for shares of common stock of Lorillard, Inc., incorporated herein by reference to Exhibit 4.1 to our Amended Registration Statement on Form S-4 (File No. 333-149051) filed on May 5, 2008.

4.2	Form of Senior Debt Security Indenture of Lorillard, Inc., incorporated herein by reference to Exhibit 4.2 to Lorillard, Inc.’s Registration Statement on Form S-3 (File No. 333-159902) filed on June 11, 2009.

4.3	Form of Senior Debt Security of Lorillard, Inc. (included in Exhibit 4.2 as Exhibit A).

4.4	Indenture, dated June 23, 2009, among Lorillard Tobacco Company, as Issuer, Lorillard, Inc., as Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 1-34097) filed on June 23, 2009.

4.5	Form of Senior Debt Security of Lorillard Tobacco Company (included in Exhibit 4.4 as Exhibit A).

4.6	Form of Guarantee by Lorillard, Inc. of Senior Debt Security of Lorillard Tobacco Company (included in Exhibit 4.4 as Exhibit B).

4.7	Form of Certificate of Designations for Preferred Stock (including form of preferred stock certificate).*

4.8	Form of Warrant Agreement (including form of warrant certificate).*

4.9	First Supplemental Indenture, dated June 23, 2009, among Lorillard Tobacco Company, Lorillard, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 1-34097) filed on June 23, 2009.

4.10	Second Supplemental Indenture, dated April 12, 2010, among Lorillard Tobacco Company, Lorillard, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 1-34097) filed on April 12, 2010.

4.11	Third Supplemental Indenture, dated August 4, 2011, among Lorillard Tobacco Company, Lorillard, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 1-34097) filed on August 4, 2011.

4.12	Form of 8.125% Senior Note due 2019 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K (File No. 1-34097) filed on June 23, 2009.

4.13	Form of 6.875% Senior Note due 2020 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K (File No. 1-34097) filed on April 12, 2010.

4.14	Form of 8.125% Senior Note due 2040 of Lorillard Tobacco Company, incorporated herein by reference of Exhibit 4.4 to our Current Report on Form 8-K (File No. 1-34097) filed on April 12, 2010.

4.15	Form of 3.500% Senior Note due 2016 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K (File No. 1-34097) filed on August 4, 2011.

4.16	Form of 7.000% Senior Note due 2041 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K (File No. 1-34097) filed on August 4, 2011.

4.17	Form of Guarantee Agreement of Lorillard, Inc. for the 8.125% Senior Notes due 2019 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.4 to Lorillard, Inc.’s Current Report on Form 8-K filed on June 23, 2009.

4.18	Form of Guarantee Agreement of Lorillard, Inc. for the 6.875% Senior Notes due 2020 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K (File No. 1-34097) filed on April 12, 2010.

4.19	Form of Guarantee Agreement of Lorillard, Inc. for the 8.125% Senior Notes due 2040 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.6 to our Current Report on Form 8-K (File No. 1-34097) filed on April 12, 2010.

4.20	Form of Guarantee Agreement of Lorillard, Inc. for the 3.500% Senior Notes due 2016 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K (File No. 1-34097) filed on August 4, 2011.

4.21	Form of Guarantee Agreement of Lorillard, Inc. for the 7.000% Senior Notes due 2041 of Lorillard Tobacco Company, incorporated herein by reference to Exhibit 4.6 to our Current Report on Form 8-K (File No. 1-34097) filed on August 4, 2011.

5.1	Opinion of Cahill Gordon & Reindel LLP.†

12.1	Computation of Ratio of Earnings to Fixed Charges.†

23.1	Consent of Deloitte & Touche LLP.†

23.2	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.1).†

24.1	Powers of Attorney (included on Signature Pages).†

25.1	Form T-1 Statement of Eligibility of Trustee relating to Senior Debt Security Indenture of Lorillard, Inc. incorporated herein by reference to Exhibit 25.1 to our Registration Statement on Form S-3 (File No. 333-159902) filed on June 11, 2009.

25.2	Form T-1 Statement of Eligibility of Trustee relating to Senior Debt Security Indenture of Lorillard Tobacco Company incorporated herein by reference to Exhibit 25.2 to our Registration Statement on Form S-3 (File No. 333-159902) filed on June 11, 2009.

*	To be filed by post-effective amendment or as an exhibit to a Form 8-K or other filing made by the registrant in connection with any offering of securities registered hereby.

†	Filed herewith.